                                   EXHIBIT 10
                                   ----------

                            STOCK PURCHASE AGREEMENT
                            ------------------------

      THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of October 18, 2006, is entered into among FFD Financial Corporation, an Ohio corporation (the "Company") and the persons and entities that are signatories hereto (collectively, the "Ancora Group" and each individually a "Member").

                                  WITNESSETH:
                                  ----------

      WHEREAS, the Members beneficially own an aggregate of 107,038 common shares, no par value, of the Company (the "Ancora Shares") and have offered to sell the Ancora Shares to the Company at a price of $17.50 per share;

      WHEREAS, the Company has accepted the offer of the Members to purchase the Ancora Shares from the Members at a price of $17.50 per share;

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I
                           Sale of the Ancora Shares
                           -------------------------

      Section 1.1 Purchase and Sale. Upon the terms and conditions set forth in this Agreement, each Member hereby sells to the Company the number of shares set forth beside such Member's name on Schedule A, attached hereto and incorporated herein by reference, at a price of $17.50 per share, for an aggregate purchase price of $1,873,165.00 for all of the Ancora Shares (the "Purchase Price"). Concurrently with the execution of this Agreement, the Members have initiated an electronic or DWAC transfer of all of the Ancora Shares to the Company. Upon confirmation of receipt from the Company's transfer agent of the electronic transfer of the Ancora Shares, the Company will deliver the Purchase Price to the Members by wire transfer of immediately available U.S. funds to a brokerage account specified by Ancora Capital, Inc. or Ancora Securities, Inc., information for which has been previously provided to the Company, and each of the Members agrees that the Company shall not be responsible for the further distribution to such Member of its share of the Purchase Price.


                                   ARTICLE II
                         Representations and Warranties
                         ------------------------------

      Section 2.1 Representations and Warranties of the Ancora Group. Each Member, severally and not jointly, hereby represents and warrants to the Company as follows:

            (a) Such Member has full legal right, power and authority to enter into and perform his or its obligations under this Agreement. This Agreement is a valid and binding obligation of such Member, enforceable against such Member in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity. As to each Member that is not an individual, (i) such Member has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Member, (iii) such Member is duly and validly formed and existing and in good standing under the laws of the state or jurisdiction of its organization, and (iv) if required, is registered as an investment adviser under the Investment Advisors Act of 1940 and under any other applicable federal or state securities laws.

            (b) Neither the execution and delivery of this Agreement by such Member nor the restrictions, obligations and limitations imposed upon such Member hereunder conflicts with, or constitutes a violation of or default under, any statute, law, regulation, judgment, ruling, order or decree applicable to such Member, or any contract, commitment, agreement, understanding, arrangement, charter or governing document or instrument or restriction of any kind to which such Member is a party or by which such Member or such Member's assets or property is bound.

            (c) Except as set forth opposite such Member's name in Schedule A, neither such Member, nor any of his or its "affiliates" or "associates" (as such terms are used in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), currently (i) owns, beneficially or of record, any common shares of the Company or any securities of the Company convertible into, exchangeable for or exercisable for common shares of the Company ("FFD Shares"), or (ii) has any contract, agreement, arrangement or understanding under which it intends to or has the right to acquire any FFD Shares.

            (d) Such Member owns his or its Ancora Shares free and clear of and any all liens, pledges, security interests, judgments, charges, claims, options, rights of first refusal or encumbrances whatsoever.

            (e) Neither such Member, nor the Ancora Group, holds 10% or more of the outstanding common shares of the Company and neither such Member, nor the Ancora Group, is an "interested shareholder" as such term is defined in Chapter 1704 of the Ohio Revised Code.

      Section 2.2 Representations and Warranties of the Company. The Company hereby represents and warrants to the Members as follows:

            (a) The Company has full legal right, power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of the Company. This

      Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity.

            (b) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby conflicts with, or constitutes a violation of or default under, in each case in any material respect, the articles of incorporation and code of regulations of the Company, any statute, law, regulation, order or decree applicable to the Company, or any contract, commitment, agreement, arrangement or restriction of any kind to which the Company is a party or by which the Company is bound.


                                  ARTICLE III
                                   Covenants
                                   ---------

      Section 3.1 Restrictions on Certain Actions. The Ancora Group and each Member agrees that, during the period commencing on the date of this Agreement and ending on the tenth anniversary thereof (the "Term"), none of them will, directly or indirectly or in concert with one or more other persons or entities:

            (a) Acquire, offer or propose to the Company or any third party to acquire, solicit an offer to sell or agree to acquire by purchase, by gift, by joining a partnership, limited partnership, corporation, limited liability company, syndicate or other "group" (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), such term to have such meaning throughout this Agreement) or otherwise, directly or indirectly, (i) any assets, businesses or properties of the Company or (ii) record or beneficial ownership of any FFD Shares;

            (b) Participate in the formation or intentionally encourage the formation of, join or in any way intentionally participate with, any "person" (as such term is used in Section 13(d)(3) of the Exchange Act and Section 2(2) of the Securities Act of 1933, as amended (the "Securities Act"), which owns or seeks to acquire beneficial ownership of any FFD Shares;

            (c) Solicit, or participate in any "solicitation" of "proxies" or become a "participant" in any such solicitation (as such terms are defined or used in Regulation 14A under the Exchange Act) with respect to the Company;

            (d) Initiate, propose or otherwise solicit shareholders for the approval of one or more shareholder proposals with respect to the Company or participate with any other person with respect to a shareholder proposal of the Company or induce any other person to initiate any shareholder proposal;

            (e) Seek to elect or remove or otherwise encourage the election or removal of any member of the Board of Directors of the Company or seek to have called any meeting of the shareholders of the Company;

            (f) Deposit any FFD Shares in a voting trust or subject them to a voting agreement, proxy (other than a proxy solicited by the Company) or other agreement or arrangement with respect to the voting of such FFD Shares, except as provided in Section 4.7 hereof;

            (g) Otherwise, alone or in concert with others:

                  (i) seek to control or influence the management of the
            Company, the Board of Directors of the Company or the policies or affairs of the Company (either directly through actions as a shareholder, indirectly through publicity or otherwise);

                  (ii) solicit, make or announce an intent to make, propose, seek to effect, or negotiate with any other person (including, without limitation, the Company) with respect to, (A) any form of business combination or other extraordinary transaction with the Company or any of its affiliates, (B) any restructuring, recapitalization, similar transaction or other transaction not in the ordinary course of business with respect to the Company or any of its affiliates or (C) any tender offer or exchange offer for any securities of the Company or any of its affiliates;

                  (iii) publicly disclose an intent, purpose, plan or proposal with respect to any of the foregoing; or

                  (iv) assist, participate in, facilitate or solicit any effort or attempt by any person to do so or seek to do any of the foregoing.

            (h) Solicit or entice, or attempt to solicit or entice, any employee, consultant, director or officer of the Company or any of its affiliates to terminate her/his employment or relationship with the Company or such affiliate, or hire or commit to hire as an employee or consultant any person that is or previously was an employee, consultant, officer or director of the Company or any of its affiliates unless such person shall not have been employed or retained in such capacity by the Company or such affiliate for a period of at least twelve consecutive months ending immediately prior to the date that the Member hires or commits to hire such person; provided that a general solicitation of employment not specifically directed to employees of the Company or its affiliates shall not be deemed a breach of this section;

            (i) Demand or request a copy of or access to the Company's shareholder list or its other books and records;

            (j) Demand or request a meeting with the Board of Directors or management of the Company;

            (k) Request that the Company (or its directors, officers, employees or agents) amend or waive any provision of Article III of this Agreement or otherwise seek any modification to or waiver of any of the agreements or obligations of the Ancora Group, its Members, and their affiliates or associates under this Agreement; or

            (l) Solicit, encourage, authorize or permit any of his or its affiliates or associates to do any of the above.

      Section 3.2 Dispositions in Certain Events. If the Ancora Group, any Member or any of their respective affiliates or associates acquires any FFD Shares in violation of this Agreement, such Member(s) will immediately dispose of such FFD Shares to persons that are not affiliates or associates of the Ancora Group or its Members.

      Section 3.3 Voting at the 2006 Annual Meeting of the Company. The Ancora Group and each of the Members, in each case excluding Umberto Fedeli, hereby covenants and agrees that it will not vote, or give any person a proxy to vote, any of the Ancora Shares at the Company's 2006 Annual Meeting of Shareholders.

      Section 3.4 Covenant Not to Sue. The Company will not initiate, encourage or support any litigation against any Member or its affiliates or associates for any events or activities based on conduct occurring prior to the date of this Agreement. Neither the Members nor any of their respective affiliates or associates will initiate, encourage or support any litigation against the Company or its directors, officers, employees or agents with respect to any events or activities occurring prior to the date of this Agreement.


                                   ARTICLE IV
                                 Miscellaneous
                                 -------------

      Section 4.1 Enforcement. The Ancora Group and each of the Members acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Company will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in addition to any other remedy to which they may be entitled at law or in equity. No failure or delay on the part of either party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. If any legal action is brought for the enforcement of this Agreement or because of an alleged dispute, controversy, breach, or default in connection with this Agreement, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees and all other reasonable costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

      Section 4.2 Indemnification for Commissions. Each Member, severally and not jointly, agrees to indemnify the Company for any and all claims by any person for brokerage commissions, finder's fees or agent's commissions or like payment for which such Member is obligated or liable in connection with this Agreement or the transactions contemplated hereby.

      Section 4.3 Entire Agreement; Amendment. This Agreement constitutes the entire understanding of the parties with respect to the transactions contemplated herein. This Agreement may be amended only by an agreement in writing executed by all the parties.

      Section 4.4 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect.

      Section 4.5 Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

      Section 4.6 Counterparts. This Agreement may be executed in two or more counterparts, and by facsimile and electronic transmission, each of which shall be deemed an original but all of which taken together shall constitute one and the same Agreement.

      Section 4.7 Successors and Assigns; No Third Party Beneficiaries. This Agreement shall bind the successors and assigns of the parties, and inure to the benefit of any successor or assign of any of the parties; provided, however, that no party may assign this Agreement without the other party's prior written consent. Nothing in this Agreement, whether expressed or implied, may be construed to confer upon or to give to any third party any legal or equitable right, remedy or claim under or in respect of this Agreement.

      Section 4.8 Confidentiality. Each Member hereby covenants and agrees that, except as required by applicable law, such Member will not disclose publicly or to any third party, and will at all times maintain the confidentiality of, the existence of this Agreement, the negotiations and discussions related to this Agreement, the terms of this Agreement and the nature of the transactions contemplated hereby; provided, however, that an amendment to the Schedule 13D, as amended, of the Ancora Group showing no ownership of FFD Shares shall not constitute a violation of this section and, provided further, that nothing herein shall be construed to prevent the Company from making any disclosures required of it by applicable securities laws or listing requirements of the NASDAQ Capital Market.

      Section 4.9 Press Release; Schedule 13D. Promptly following the execution and delivery of this Agreement, (i) the Company will issue a press release in the form previously provided to the Ancora Group, and (ii) the Ancora Group will file a Schedule 13D amendment reporting ownership of no FFD Shares in the form previously provided to the Company. None of the parties hereto will make any other public statements except as required by applicable law.

      Section 4.10 Governing Law and Choice of Forum. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Ohio without giving effect to the conflict of laws principles thereof. Any litigation related to this Agreement may be maintained only in the United States District Court for the Northern District of Ohio or in an Ohio state court, and each party hereby irrevocably consents and submits to the jurisdiction of that federal or state court and irrevocably waives any objection the party may have based upon improper venue, forum non conveniens or other similar doctrines or rules.

      Section 4.11 Survivability. Following the closing of the transactions contemplated by this Agreement, (i) Sections 3.1 and 3.2 shall survive for the Term, and (ii) Sections 3.3 and 3.4 and Article IV shall survive indefinitely.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date first set forth above.

FFD FINANCIAL CORPORATION              ANCORA CAPITAL, INC.


By:    /s/ Trent B. Troyer            By:    /s/ Christopher Barone
       --------------------------            ----------------------------
Name:  Trent B. Troyer                Name:  Christopher Barone
       --------------------------            ----------------------------
Title: President & CEO                Title: President
       --------------------------            ----------------------------

ANCORA SECURITIES, INC.               ANCORA ADVISORS, LLC


By:    /s/ Christopher Barone         By:    /s/ Fred DiSanto
       --------------------------            ----------------------------
Name:  Christopher Barone             Name:  Fred DiSanto
       --------------------------     -----------------------------------
Title: President                      Title:   CEO
       --------------------------     -----------------------------------

CNM MANAGEMENT, LLC                   MERLIN PARTNERS, L.P.


By:    /s/ Carmen Ilacqua             By:    /s/ Richard Barone
       --------------------------            ----------------------------
Name:  Carmen Ilacqua                 Name:  Richard Barone
       --------------------------            -----------------------------------
Title: Principal                      Title: General Partner OBO Ancora Advisors
       --------------------------            -----------------------------------

ELI INVESTMENT PARTNERS, L.P.


By:    /s/ Carmen Ilacqua
       --------------------------
Name:  Carmen Ilacqua
Title: Managing Member


/s/ Umberto Fedeli                    /s/ Carmen Ilacqua
---------------------------------     ------------------------------------------
Umberto Fedeli                        Carmen Ilacqua


/s/ Richard Barone                    /s/ Fred  DiSanto
---------------------------------     ------------------------------------------
Richard Barone                        Fred DiSanto

                                   EXHIBIT A
                                   ---------

                                    AMOUNTS

                                                             PORTION OF
           NAME OF                 NUMBER OF FFD SHARES      PURCHASE PRICE DUE
           MEMBER                   HELD BY THE MEMBER       TO THE MEMBER

Ancora Advisors, LLC                       17,334               $  303,345.00

Merlin Partners, L.P.                      47,204                  826,070.00

ELI Investment Partners, L.P.              17,000                  297,500.00

Umberto Fedeli                             12,500                  218,750.00

Carmen Ilacqua                              2,000                   35,000.00

Fred DiSanto                               11,000                  192,500.00

Ancora Capital, Inc.                         0                           0.00

Ancora Securities, Inc.                      0                           0.00

CNM Management, LLC                          0                           0.00

Richard Barone                               0                           0.00
                                                                -------------

TOTAL:                                    107,038               $1,873,165.00
                                                                =============